UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2014

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 23, 2014, SunPower Corporation (“SunPower”) held its 2014 annual meeting of stockholders. Stockholders voted on four proposals at the meeting. First, Thomas R. McDaniel, Humbert de Wendel, and Thomas H. Werner were nominated and re-elected as Class III directors to serve until SunPower’s 2017 annual meeting of stockholders or until their duly qualified successors are elected. Second, in a non-binding advisory vote, stockholders approved the compensation of SunPower's named executive officers as disclosed in SunPower’s proxy statement relating to its 2014 annual meeting of stockholders. Next, stockholders ratified the appointment of Ernst & Young LLP as SunPower’s independent registered public accounting firm for fiscal year 2014. Finally, stockholders approved the SunPower Corporation Annual Executive Bonus Plan. The results of stockholder voting are summarized below.

1. Proposal One - the re-election of each of the nominated Class III directors:

Number of Votes

	For	Withheld	Broker Non-Votes
Thomas R. McDaniel	95,148,042	2,880,262	—
Humbert de Wendel	87,139,955	10,888,349	—
Thomas H. Werner	92,207,926	5,820,378	—

2. Proposal Two - the approval, on an advisory basis, of the compensation of SunPower's named executive officers:

Number of Votes

For	Against	Abstain	Broker Non-Votes
88,629,805	9,280,546	117,953	15,036,363

3. Proposal Three - the ratification of the appointment of Ernst & Young LLP as SunPower's independent registered public accounting firm for fiscal year 2014:

Number of Votes

For	Against	Abstain	Broker Non-Votes
112,315,013	527,210	222,444	—

4. Proposal Four - the approval of the SunPower Corporation Annual Executive Bonus Plan:

Number of Votes

For	Against	Abstain	Broker Non-Votes
90,774,931	7,112,244	141,129	15,036,363

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: April 29, 2014	By:	/S/ CHARLES D. BOYNTON
	Name:	Charles D. Boynton
	Title:	Executive Vice President and Chief Financial Officer